Exhibit 99.1

1200 RIVERPLACE BOULEVARD — JACKSONVILLE, FL 32207-1809 — (904) 346-1500

March 12, 2014	For more information:
Linda Tasseff
FOR IMMEDIATE RELEASE	Director, Investor Relations
(904) 858-2639
ltasseff@steinmart.com

STEIN MART, INC. DECLARES QUARTERLY DIVIDEND

JACKSONVILLE, FL – Stein Mart, Inc. (NASDAQ: SMRT) announced today that its Board of Directors declared a quarterly dividend of $0.05 per common share, payable on April 18, 2014 to shareholders of record as of the close of business on April 4, 2014.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with over 260 locations from California to Massachusetts, as well as steinmart.com, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions.

SMRT-F

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com